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                                                                    EXHIBIT 24.1


                            COLE NATIONAL CORPORATION

                                POWER OF ATTORNEY

         Each of the undersigned officers and/or directors of Cole National Corporation, a Delaware corporation (the "Corporation"), hereby constitutes and appoints Jeffrey A. Cole, Thomas T.S. Kaung, Joseph Gaglioti, Tracy Burmeister and Leslie D. Dunn, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in the name, place and stead of the undersigned, to sign on behalf of the undersigned, one or more of the Corporation's Registration Statement(s) on Form S-8 pursuant to the Securities Act of 1933 concerning the Common Shares of the Company to be offered in connection with the Corporation's 401(k) Plan, as amended and to sign any and all amendments or post-effective amendments to such Registration Statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 28th day of February, 2002.


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
/s/ Jeffrey A. Cole                                                    /s/Larry Pollock
--------------------------------------------                           -----------------------------------
Jeffrey A. Cole, Director and Principal                                Larry Pollock, Director
Executive Officer

/s/ Timothy F. Finley                                                  /s/ Irwin N. Gold
--------------------------------------------                           -----------------------------------
Timothy F. Finley, Director                                            Irwin N. Gold, Director

/s/ Peter V. Handal                                                    /s/ Melchert Frans Groot
--------------------------------------------                           -----------------------------------
Peter V. Handal, Director                                              Melchert Frans Groot, Director

/s/ Charles A. Ratner                                                  /s/ Walter J. Salmon
--------------------------------------------                           --------------------------------------------
Charles A. Ratner, Director                                            Walter J. Salmon, Director

/s/ Thomas T.S. Kaung                                                  /s/ Tracy Burmeister
------------------------------------                                   --------------------------------------------
Thomas T.S. Kaung, Principal                                           Tracy Burmeister
Financial Officer                                                      Principal Accounting Officer
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